UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2009

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1             Registrant's Business and Operations
Item 1.01             Entry into a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation and a business development company registered under the Investment Company Act of 1940, as amended ("Blackhawk" or the "Company") retained Growthink Securities, Inc. ("Placement Agent") to act as its non-exclusive placement agent to raise equity capital in its private placement offering ("Offering") under Rule 506 of the Securities Act of 1933, as amended ("Securities Act") for Blackhawk pursuant to a placement agent agreement dated July 8, 2009 ("Placement Agent Agreement").  The Placement Agent will solicit interest from a limited number of potential investors who are “qualified institutional buyers” ("QIBs") as defined under Rule 144A under the Securities Act and "accredited investors" as defined under Regulation D under the Securities Act in connection with raising equity capital for Blackhawk in the Offering.  There is no minimum amount to be raised by the Placement Agent for the Offering and the maximum amount is $250,000,000.  In return for the Placement Agent services, Blackhawk will pay the Placement Agent a cash fee equal to five percent (5%) of the purchase price ($5.00 per share) of any securities placed with a prospective investor by the Placement Agent and purchased and paid for by the investor.  Blackhawk does not have to reimburse the Placement Agent for its expenses.  The Placement Agent Agreement commenced on August 21, 2009 and terminates on the earliest to occur of: (i) ten calendar days after written notice is given to the Company by the Placement Agent of a potential investor purchasing at least 50,0000,000 shares that will close on the purchase of the shares within five calendar days of the date of such written notice; (ii) 180 calendar days from August 21, 2009; (iii) the date of closing and funding by an investor of a subscription agreement for a minimum of 50,000,000 shares; or (iv) ten calendar days after written notice is given to the Placement Agent by the Company that the Offering will be closed at the sole discretion of the Company (the "Term").  The parties may extend the Term by mutual agreement.

The Placement Agent Agreement also provides that for 180 calendar days from August 21, 2009 (the "Period"), the Placement Agent shall have the non-exclusive right on behalf of the Company to solicit prospective investors who are QIBs and/or accredited investors regarding the possible sale to such investors of shares.  During the Period, the Placement Agent does not have the right to conduct any other discussions on behalf of the Company regarding any matter other than the sale of the shares to the prospective investors.  For purposes of clarification, the Company during the Period agreed to deal non-exclusively with the Placement Agent concerning the sale of the shares.   The Placement Agent Agreement contains customary indemnification and confidentiality provisions.  The Company’s indemnification obligations are limited to $25,000.  The Placement Agent Agreement also provides that for a period of two years from the termination date of the Placement Agent Agreement, if the Placement Agent enters into a selling group in any subsequent securities offerings of Blackhawk, then the Placement Agent shall receive additional financing fees if Blackhawk sells securities to those investors previously introduced by the Placement Agent.  The additional fees payable to the Placement Agent will be at the same rate as any underwriting or placement fees that are listed in any Blackhawk future offering memorandum or prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2009	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala Chief Executive Officer